Exhibit T3A-8

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ARTICLES OF INCORPORATION
OF
REGIONAL AIRCRAFT SERVICES, INC.

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I. NAME

The name of the corporation is REGIONAL AIRCRAFT SERVICES, INC.

II. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. AGENT FOR SERVICE OF PROCESS

The name and address in this state of the corporation's initial agent for service of process are:

BRUCE S. FRASER
c/o DOWLING, MAGARIAN, PHILLIPS & AARON
1221 Van Ness Avenue
Fifth Floor, Sanwa Bank Bldg.
Fresno, California 93721

IV. STOCK

The corporation is authorized to issue only one class of shares which shall be designated "common shares," having a total number of Five Hundred Thousand (500,000) shares.

V. NO PREFERENCES, PRIVILEGES, RESTRICTIONS

No distinction shall exist between the shares of the corporation or the holders thereof.

VI. GRANT OF PREEMPTIVE RIGHTS

Each common shareholder of the corporation shall be entitled to full preemptive or preferential rights, as such rights are defined by law, to subscribe for or purchase his proportional part of any shares or securities which may be issued at any time or from time to time by the corporation.

VII. LIMITATION ON DIRECTOR LIABILITY

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VIII. INDEMNIFICATION OF AGENTS

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

EXECUTION

IN WITNESS WHEREOF, the undersigned, who are the incorporators of this corporation, have executed these Articles of Incorporation on August 1, 1988.

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DONNA L. WELKER, Incorporator

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JEFFREY D. SIMONIAN, Incorporator

The undersigned declare that they are the incorporators who have executed these Articles of Incorporation and hereby declare that this instrument is the act and deed of the undersigned.

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DONNA L. WELKER

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JEFFREY D. SIMONIAN

Certificate of Amendment to Articles of Incorporation
Of
Regional Aircraft Services, Inc.

Regional Aircraft Services, Inc., a Corporation validly existing under the laws of the State of California, amends its Articles of Incorporation as follows:

Article IV of the Articles of Incorporation of this corporation shall be removed in its entirety and the following inserted in lieu thereof:

IV.

The total number of shares of all classes of stock which the evaporation shall have me authority to issue is 1,000 shares of common stock at $.01 par value per share.

Upon the filing of this Certificate of Amendment of Articles of Incorporation, there will be .a reverse stock split Bach 500 shares of outstanding stock of this corporation will be combined to 1 share.

This Amendment has been duly approved by the Board of Directors.

Said amendment was duly approved by the required vote of shareholders in accordance with the provisions of Cal. Corp. Code 902. The total number of outstanding shares of the corporation is 500,000. The total number of shares voting in favor of the amendment exceeded the required 50% of the outstanding shares.

I declare under penalty of perjury under the laws of the state of California that the foregoing is true and correct.

Executed on this 29th day of April, 2005.

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President or Vice President

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Secretary

The foregoing instrument was acknowledged before me this 6th day of April, 2005.

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Lynn Flaquer, Notary Public

My appointment expires:

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